MULTIPURPOSE AGREEMENT

This MULTIPURPOSE AGREEMENT (this "Agreement") is made and entered into as of September 1, 2020 (the "Effective Date"), by and between IQSTEL, Inc., a Nevada corporation (the "Company"), and M2B Funding Corp., a Florida corporation (the "Noteholder"). For all purposes of this Agreement, "Noteholder" includes any affiliate or controlling person of M2B, and any other agent, representative or other person with whom M2B is acting in concert.

RECITALS

A. WHEREAS, for a period commencing in January 2020 and terminating in May 2020, the Company sold and issued fifteen (15) Convertible Promissory Notes (collectively, the "Original Notes") in favor of Noteholder with an aggregate initial principal balance of $999,444.43 (collectively, the "Original Principal Amount"), of which, as of the Effective Date, $985,555.54 is the outstanding aggregate principal balance and $59,771.42 is the aggregate accrued and unpaid interest (collectively, the "Effective Date Owings");

B. WHEREAS, as of the Effective Date, the Noteholder has converted $13,888.89 of the Original Principal Amount into 603,865 shares (the "Pre-agreement Conversion Stock") of the Company's common stock, par value $0.001 per share (the "Common Stock");

C. WHEREAS, as of the Effective Date, the Noteholder is the record and beneficial owner of all of the shares of the Pre-agreement Conversion Stock;

D. WHEREAS, the Company acknowledges that the Noteholder has a contractually unfettered right to dispose of any or all of the shares of Pre-agreement Conversion Stock in any manner and at any time or from time to time, all as desired by the Noteholder, including, but not limited to, the sale thereof into the public markets;

E. WHEREAS, the Company has requested of the Noteholder that, with the sole exception of the shares of Pre-agreement Conversion Stock, the Noteholder not dispose of any shares of Common Stock into the public markets, through and including November 30, 2020 (the "Lock-up Period");

F. WHEREAS, the Noteholder has agreed that, with the sole exception of the shares of Pre-agreement Conversion Stock, the Noteholder will not dispose of any shares of Common Stock into the public markets until the conclusion of the Lock-up Period;

G. WHEREAS, the Company has requested of the Noteholder that, during each calendar month following the conclusion of the Lock-up Period, the aggregate number of shares of Common Stock that the Noteholder sells into the public markets shall not exceed 10% of the number of shares of Common Stock that were traded in the public market during the immediately preceding month (the "Monthly Leak-out Amount"), as reported by the OTC Markets Group Inc. ("OTCM");

H. WHEREAS, the Noteholder has agreed that, during each calendar month following the conclusion of the Lock-up Period, the aggregate number of shares of Common Stock that the Noteholder will sell into the public markets shall not exceed the Monthly Leak-out Amount;

I. WHEREAS, certain unspecified disputes (the "Unspecified Disputes") may have arisen between the parties in respect of the Original Notes, the terms and conditions thereof, the payments that may be due and owing thereon, or the actions of either or both of the parties to this Agreement in connection therewith; and

J. WHEREAS, the Company and the Noteholder desire to enter into this Agreement to settle the Unspecified Disputes in the manner set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of these premises and for such other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

1. Amalgamation of the Original Notes. A true and correct copy of each of the Original Notes is attached hereto as Annex 1. All of the Original Notes are hereby replaced by one "Amalgamated Note," the form of which is attached hereto as Exhibit 1. The initial principal balance of the Amalgamated Note is equal to the Effective Date Owings. Certain other terms and conditions of the Amalgamated Note are different than those set forth in the Original Notes. However, the parties agree and acknowledge that none of such different terms shall constitute the provision of additional consideration in exchange for the replacement of the Original Notes by the Amalgamated Note.

2. Lock-up Period and Monthly Leak-out Amount. During the Lock-up Period, the Noteholder shall not (except as permitted below), directly or indirectly, offer, issue, sell, contract to sell (including, without limitation, any short sale), grant any option for the sale of, pledge, or otherwise dispose of or transfer any shares of Common Stock that were issued pursuant to any conversion of the Company's obligations under the Amalgamated Note if, and only if, as a direct result of any such transaction, such shares of Common Stock are sold into the public markets.

2.1 Exclusion of Shares of Pre-agreement Conversion Stock. The 603,865 shares of Pre-agreement Conversion Stock are specifically excluded from the sale prohibitions during the Lock-up Period and are specifically excluded from the Monthly Leak-out Amount.

2.2 Trading Reports. The Noteholder shall furnish trading reports (redacted as to price) to the Company, from time to time as reasonably requested by the Company, to confirm that the Noteholder is acting in accordance with the Lock-Up and Monthly Leak-out Amount provisions.

2.3 Stop Transfer Instructions. The Noteholder acknowledges and agrees that the Company may place appropriate stop-transfer instructions with the transfer agent of the Common Stock to ensure compliance with the Lock-up Period provisions of this Agreement.

2.4 OTCM Website. For purposes of determining the monthly trading volume of the shares of Common Stock, such volume information shall be derived from data published on the OTCM website.

2.5 Transferee Restrictions. Any transferee of any of the shares of Common Stock covered by this Agreement, other than as permitted in connection with a waiver (as referenced in Section 3, below) shall be subject to all of the terms and co006Editions hereof and solely for such purposes, any such transferee shall be included in the definition of the Noteholder.

2.6 Extension of Lock-up Period. Upon a principal prepayment of $150,000.00 and the payment of any accrued but unpaid interest thereon at the Interest Rate (as defined in the Additional Note (as defined in Section 4 below)), but without any guaranteed interest (the "Extension Prepayment") by the Company to the Noteholder under the Additional Note, at any time from and after the Effective Date through and including November 30, 2020, the term of the Lock-up Period shall be extended through and including February 28, 2021, without the requirement of any further action by the Company or the Noteholder. Notwithstanding anything to the contrary contained in the Additional Note, tender by the Company of the Extension Prepayment shall be specifically permitted and shall not require advance notice by the Company to the Noteholder nor shall it cause the Prepayment Percentage (as defined therein) to be applicable.

3. Company Waiver. Notwithstanding anything to the contrary contained herein, the Company may, in its sole discretion and in good faith, at any time and from time to time, waive any of the conditions or restrictions in its favor contained herein.

4. Additional Note. In connection with the transactions contemplated herein, *e.g.*, the Lock-up Period and the Leak-out Amount, the Company shall execute and deliver to the Noteholder the "Additional Note," the form of which is attached hereto as Exhibit 2.

5. Regulation A. Within three (3) business days of each closing of the Company's offering of its securities pursuant to its Regulation A, Tier 2 Form 1-A and the related Offering Circular, the Company will tender to the Noteholder an amount equivalent to 10% of the gross proceeds received by the Company in such closing; up to the extent of any outstanding balances that are due under the Amalgamated Note or the Additional Note. The funds so tendered shall be applied first as a pre-payment of the Company's obligations under the Additional Note, in

accordance with the terms and conditions thereof for a pre-payment, and second as a pre-payment of the Company's obligations under the Amalgamated Note, in accordance with the terms and conditions thereof for a pre-payment..

6. Uplisting and Mandatory Conversion of the Amalgamated Note and the Additional Note. Upon the commencement of trading of the Company's Common Stock on the New York Stock Exchange, the NYSE American, or the Nasdaq Stock Market, the Noteholder shall be deemed to have converted, in sequence, the then-unpaid principal and interest and fees, if any, of the Amalgamated Note and of the Additional Note into that number of shares of Common Stock (collectively, the "Mandatory Conversion Stock"), such conversion being in accordance with the method for calculating the Conversion Price (as that term is defined in the Amalgamated Note and the Additional Note) under such Notes. The shares of Mandatory Conversion Stock are specifically excluded from the provisions of the Lock-up Period and from the Monthly Leak-out Amount. In the event that a "full conversion" of both such Notes would exceed the 9.99% limitation on conversion set forth in Section 1.1 of each such Note, the Company's remaining obligations to the Noteholder under the Amalgamated Note and the Additional Note, each as applicable, shall remain and shall be unaffected by the mandatory conversion provided for in this Section 6.

7. Company Fundamental Transactions. None of the provisions of Section 2, above, shall apply to any shares of Common Stock that were issued or could be issued pursuant to any conversion of the Company's obligations under the Amalgamated Note or the Additional Note (without regard to any percentage ownership limitations contained in each) in the event of (a) a public tender offer (pursuant to a Schedule TO filed with the Securities and Exchange Commission) for the purchase of shares of Common Stock or (b) a merger, consolidation, business combination transaction, or other reorganization of the Company with or into an otherwise unaffiliated entity.

8. Limitations on New Convertible Securities. For so long as any of the Company's obligations under the Amalgamated Note or the Additional Note remain outstanding and for so long as the Noteholder is the record or beneficial owner of any shares of Common Stock derived from either or both of the Amalgamated Note or the Additional Note, the Company shall not sell any convertible equity or debt securities to any person or entity other than Alpha Capital Anstalt, Apollo Capital Corp., or Apollo Management Group, Inc., without the express, prior written approval of the Noteholder, which consent may be withheld, delayed, denied, or conditioned in the Noteholder's sole and absolute discretion for any reason or for no reason.

9. Rights as Beneficial Stockholder. Except as otherwise provided in this Agreement or any other agreements between the parties hereto, the Noteholder shall be entitled to exercise all of its rights of beneficial ownership of all of the shares of Common Stock underlying the Amalgamated Note and the Additional Note or as issued upon conversion thereof, and all of the shares of Pre-agreement Conversion Stock, including the right to vote such shares for any and all purposes.

10. General Acknowledgment. The Company acknowledges and agrees to the following:

10.1 Accuracy of Representations. The Company hereby acknowledges the accuracy of the representations set forth in the Recitals of this Agreement;

10.2 No Release; etc. Neither this Agreement nor any other agreement entered in connection herewith or pursuant to the terms hereof shall be deemed or construed to be a compromise, satisfaction, reinstatement, accord and satisfaction, novation, or release of any of the Original Notes or the shares of the Pre-Agreement Conversion Stock, or any rights or obligations thereunder or relating thereto, or a waiver by the Noteholder of any of its rights thereunder or at law or in equity;

10.3 No Cure of Events of Default. Neither this Agreement nor any other agreement executed in connection herewith pursuant to the terms hereof, nor any actions taken pursuant to this Agreement or such other agreement shall be deemed to cure any Event of Default that may exist under the Original Notes, or to be a waiver by the Noteholder of any Event of Default under the Original Notes, or of any rights or remedies in connection therewith or with respect hereto, evidencing the parties' mutual intention that the Company's obligations under the Original Notes remained in full force and effect as of the date of this Agreement, to be superseded by the Amalgamated Note and the Additional Note;

10.4 Renewal, Confirmation, and Continuance. All liens, security interests, rights, and remedies granted to the Noteholder for its benefit under the Original Notes are hereby renewed, confirmed, and continued in the form of the Amalgamated Note and the Additional Note; and

10.5 Reaffirmation and Acknowledgement. The Company reaffirm the validity, binding effect, and enforceability of each of the Original Notes, as combined into the Amalgamated Note, and acknowledge that the Company is liable to the Noteholder for the full amount of the principal and interest evidenced by the Amalgamated Note and by the Additional Note, without offset, deduction, claim, counterclaim, defense, or recoupment of any kind.

11. Representations and Warranties. To induce the Noteholder to enter into this Agreement, the Company represents and warrants to the Noteholder as follows:

11.1 Organization. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada.

11.2 Authority. The Company has full company power and authority to execute, deliver, and perform each of this Agreement, the Amalgamated Note, and the Additional Note and has taken all company action required by law and its Articles of Incorporation to authorize the execution and delivery of each of this Agreement, the Amalgamated Note, and the Additional Note. Each of this Agreement, the Amalgamated Note, and the Additional Note is a valid and binding agreement of the Company enforceable against the Company in accordance with their respective terms.

11.3 Consent and Approvals. No consent or approval of any party is required in connection with the execution and delivery of each of this Agreement, the Amalgamated Note, and the Additional Note by the Company, and the execution and delivery of each of this Agreement, the Amalgamated Note, and the Additional Note does not (i) contravene or result in a breach or default under the Articles of Incorporation, Bylaws, or any other governing document, agreement, or instrument to which the Company is a party or by which any of its property is bound or (ii) violate any law, rule, regulation, order, writ, judgment, injunction, decree, determination, or award applicable to the Company.

11.4 Representations and Warranties Are and Were True. All representations and warranties contained in any of this Agreement, the Amalgamated Note, and the Additional Note, including, but not limited to, the recitals herein and therein are true and correct as of the date of this Agreement, the Amalgamated Note, and the Additional Note, and were true and correct as of the date of each of the Original Notes, and all such representations and warranties shall survive the execution of each of this Agreement, the Amalgamated Note, and the Additional Note. Each of the Original Notes, the Amalgamated Note, and the Additional Note represents unconditional, absolute, valid, and enforceable obligations against the Company. To the best of its knowledge, the Company has no claims or defenses against the Noteholder or any other person or entity that would or might affect (i) the enforceability of any provisions of any of the Original Notes, the Amalgamated Note, or the Additional Note or (ii) the collectability of sums advanced by the Noteholder in connection with the Company's obligations under any of the Original Notes, the Amalgamated Note, or the Additional Note. The Company understands and acknowledges that the Noteholder is entering into this Agreement in reliance upon, and in partial consideration for, this acknowledgment and representation, and agrees that such reliance is reasonable and appropriate.

12. Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable express courier service with charges prepaid, or (iv) transmitted by hand delivery or e-mail addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by e-mail, with accurate confirmation generated by the transmitting computer, if possible, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second (2nd) business day following the date of mailing or deposit with an express courier service, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

If to the Company:

IQSTEL, Inc.
300 Aragon Ave., Suite 375
Coral Gables Florida 33134
Attn: Leandro Iglesias, CEO
E-mail: ceo@iqstel.com

If to the Noteholder:

M2B Funding Corp.
20801 Biscayne Blvd., Suite 307
Aventura, Florida 33180
Attention: Daniel Kordash, President
E-mail: dk@m2bfunding.com

13. Federal Securities Laws. Nothing contained in this Agreement shall be deemed to supersede or modify any applicable United States and state securities laws, rules, and regulations.

14. Integration. This Agreement, the Amalgamated Note, and the Additional Note (collectively, the "Integration Documents") are intended by the Company and the Noteholder to be the final expression of their agreement and, therefore, incorporate all negotiations of them and constitute their entire agreement. The Company acknowledges that it is relying on no written or oral agreement, representation, warranty, or understanding of any kind made by the Noteholder or any employee or agent of the Noteholder except for the agreements by the Noteholder set forth herein or in any of the other Integration Documents. Except as expressly set forth herein or any of the other Integration Documents, the rights, duties, and obligations of the Company and the Noteholder remain unchanged and in full force and effect.

15. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida without regard to principles of conflicts of laws. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts of Florida or in the federal courts located in the State of Florida. The parties to this Note hereby irrevocably waive any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon *forum non conveniens*. To the maximum amount permitted, each of the Company and the Noteholder waives trial by jury. The prevailing party shall be entitled to recover from the other party its reasonable attorney's fees and costs. In the event that any provision of this Note or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of this Agreement, the Amalgamated Note, or the Additional Note. Each party hereby irrevocably waives personal service of process and consents to process being served in any suit, action, or proceeding in connection with each of this Agreement, the Amalgamated Note, and the Additional Note by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement, the Amalgamated Note, or the Additional Note, as relevant and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.

16. Consultation with Counsel. Each party represents that, before executing this Agreement (and, solely with respect to the Company, the Amalgamated Note and the Additional Note), it had the opportunity to consult with competent legal counsel of its own choosing, carefully read each of this Agreement, the Amalgamated Note, and the Additional Note, and has been fully and fairly advised as to their respective terms.

17. Waiver of Drafting Interpretation. The parties hereto agree that any rule of law or decision that would require interpretation of any claimed ambiguities in this Agreement against the party that drafted it has no application and is expressly waived.

18. Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original for all purposes and all of which shall be deemed, collectively, one agreement. The parties hereto, and their respective successors and assigns, are hereby authorized to rely upon the signature of each person

on this Agreement, which are delivered by electronic signature or scanned electronic e-mail attachment, as constituting a duly authorized, irrevocable, actual, current delivery of this Agreement with original ink signatures of each such person. Signatures of the parties transmitted by scanned e-mail attachment shall be deemed to be their original signatures for all purposes. This Agreement shall become effective when executed and delivered by the parties hereto.

IN WITNESS WHEREOF, the undersigned have duly executed and delivered this Multipurpose Agreement as of the day and year first above written.

IQSTEL, INC.
a Nevada corporation

By: ______________________________
Leandro Iglesias
Its: Chief Executive Officer

M2B FUNDING CORP.
a Florida corporation

By: ______________________________
Daniel Kordash
Its: President